INVESTMENT ADVISORY AGREEMENT

This INVESTMENT ADVISORY AGREEMENT (the “Agreement”) is made by and between Artio Global Equity Fund Inc., (the “Company”) a corporation organized under the laws of the State of Maryland, and ARTIO GLOBAL MANAGEMENT LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), as of September 29, 2009.

WHEREAS, the Company desires to appoint the Adviser as the investment adviser, and the Adviser desires to accept such appointment;

NOW THEREFORE, the parties hereto hereby agree as follows:

                          1.           Investment Description; Appointment

                      The Company desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Articles of Incorporation, as the same may from time to time be amended, and in its Registration Statement as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Company.  Copies of the Company’s Registration Statement and Articles of Incorporation have been or will be submitted to the Adviser.  The Company agrees to provide copies of all amendments to the Company’s Registration Statement and Articles of Incorporation to the Adviser on an on-going basis.  The Company desires to employ and hereby appoints the Adviser to act as investment adviser to the Company.  The Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

                          2.           Services as Investment Adviser

                      Subject to the supervision and direction of the Board of Directors of the Company, the Adviser will (a) act in accordance with the Company’s Articles of Incorporation, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Company’s assets in accordance with its investment objective and policies as stated in the Company’s Registration Statement as from time to time in effect, (c) make investment decisions and exercise voting rights in respect of portfolio securities for the Company and (d) place purchase and sale orders on behalf of the Company. In providing these services, the Adviser will provide investment research and supervision of the Company’s investments and conduct a continual program of investment, evaluation and, if appropriate, sales and reinvestment of the Company’s assets.  In addition, the Adviser will furnish the Company with whatever statistical information the Company may reasonably request with respect to the securities that the Company may hold or contemplate purchasing.

                      Subject to the supervision and direction of the Board of Directors of the Company, the Adviser undertakes to perform the following administrative services to the extent that no other party is obligated to perform them on behalf of the Fund:  (a) providing the Fund with office space (which may be the Adviser’s own offices), stationery and office supplies, (b) furnishing certain corporate secretarial services, including assisting in the preparation of materials for meetings of the Board of Directors, (c) coordinating and preparation of proxy statements and annual and semi-annual reports monitoring and developing compliance procedures for the Fund which will include, among other matters, procedures for monitoring compliance with the Fund’s investment objective, policies, restrictions, tax matters and applicable laws and regulations, and (f) acting as liaison between the Fund and the Fund’s independent public accountants, counsel, custodian or custodians, administrator and transfer and dividend-paying agent and registrar, and taking all reasonable action in the performance of its obligations under this Agreement to assure that all necessary information is made available to each of them.

                             3.           Brokerage

                      In executing transactions for the Company and selecting brokers or dealers, the Adviser will use its best efforts to seek the best overall terms available.  In assessing the best overall terms available for any Company transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis.  In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Company and/or other accounts over which the Adviser or an affiliate exercises investment discretion.  The Company acknowledges that, in appropriate circumstances, the Adviser intends to use the services of affiliates as brokers; in doing so, the Adviser agrees to comply with Section 17(e) of the Investment Company Act of 1940, as amended, and Rule 17e-1 thereunder.

                              4.           Information Provided to the Company

                      The Adviser will use its best efforts to keep the Company informed of developments materially affecting the Company, and will, on its own initiative, furnish the Company from time to time with whatever information the Adviser believes is appropriate for this purpose.

                               5.           Standard of Care

                      The Adviser shall exercise its best judgment in rendering the services described in paragraphs 2, 3 and 4 above.  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Company or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (“disabling conduct”).  The Company will indemnify the Adviser against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by the Adviser.  Indemnification shall be made only following:  (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of non-party directors who are not “interested persons” of the Fund or (b) an independent legal counsel in a written opinion.

                                6.           Compensation

                      (a)  In consideration of the services rendered pursuant to this Agreement, the Company will pay the Adviser after the end of each calendar month while this Agreement is in effect a fee for the previous month computed daily at an annual rate of 0.90% of the Company’s average daily net assets.

                      (b)  Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.  For the purpose of determining fees payable to the Adviser, the value of the Company’s net assets shall be computed at the times and in the manner specified in the Company’s Registration Statement as from time to time in effect.

                                 7.           Expenses

                      The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Company, as well as the fees of all directors of the Company who are affiliated with the Adviser or any of its affiliates.  The Company will bear certain other expenses to be incurred in its operation, including:  organizational expenses; taxes, interest, brokerage costs and commissions; fees of directors of the Company who are not officers, directors, or employees of the Adviser, the distributor or administrator or any of their affiliates; Securities and Exchange Commission fees; state Blue Sky  fees; charges of the custodian, any subcustodians, and transfer and dividend-paying agents; insurance premiums; outside auditing, pricing and legal expenses; costs of maintenance of the Company’s existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of printing stock certificates; costs of preparing and printing prospectuses and statements of additional information fro regulatory purposes and for distribution to existing shareholders; costs of shareholders’ reports and meetings of the shareholders of the Company and of the officers or Board of Directors of the Company; membership fees in trade associations; litigation and other extraordinary or non-recurring expenses.

                                 8.           Services to Other Companies or Accounts

                      The Company understands that the Adviser now acts, will continue to act or may in the future act, as investment adviser to fiduciary and other managed accounts or as investment adviser to one or more other investment companies, and the Company has no objection to the Adviser so acting, provided that whenever the Company and one or more other accounts or investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity.  Similarly, opportunities to sell securities will be allocated in an equitable manner.  The Company recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Company.  In addition, the Company understands that the persons employed by the Adviser to assist in the performance of the Adviser’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

                                         9.           Term of Agreement

                      This Agreement shall become effective as of the later of the date the Company’s Registration Statement on Form N-1A is declared effective by the Securities and Exchange Commission or the date shareholders approve this Agreement and shall continue for an initial one-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Company or (ii) a vote of a “majority” (as defined in the Investment Company Act of 1940) of the Company’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not “interested persons” (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is terminable, without penalty, on 60 days’ written notice, by the Board of Directors of the Company or by vote of holders of a majority of the Company’s shares, or upon 60 days’ written notice, by the Adviser.  This Agreement will also terminate automatically in the event of its assignment (as defined in said Act).

10.	Confidentiality and Privacy Policy

                           (a)           The Adviser will treat as confidential all records and other information (“Confidential Information”) relative to the Funds and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as required by applicable law, regulation or court order or as directed by the Funds in writing.  Upon termination of this Agreement, the Adviser shall promptly, upon demand, return to the Funds all Confidential Information within its control, except that the Adviser may retain copies for its records. Each party shall safeguard confidential information disclosed by the other using the same degree of care it uses to safeguard its own confidential information and, in no event, less than a reasonable degree of care.  Each party’s obligation under this paragraph shall survive following termination of this Agreement.

            (b)           The Adviser acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received by the Adviser is subject to the limitations on redisclsoure and reuse as set forth in such Regulations and the Funds’ privacy policy, and agrees such information shall not be disclosed to any third party except in conformity with the Funds’ privacy policy and Regulation S-P.

11.	Use of Name

The Adviser hereby consents to the use by the Company of the Adviser’s name; provided, however, that such consent shall be conditioned upon the employment of the Adviser or one of its affiliates as the investment adviser of the Company.  The Adviser’s name or any variation thereof may be used from time to time in other connections and for other purposes by the Adviser and its affiliates and other investment companies that have obtained consent to the use of the Adviser’s name.  The Adviser shall have the right to require the Company to cease using its  name as part of the Company’s name if the Company ceases, for any reason, to employ the Adviser or one of its affiliates as the Company’s investment adviser.  Future names adopted by the Company for itself, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.  If the Adviser requires the Company to change its name, the Adviser shall pay, or reimburse the Company, for all expenses associated with such name change.

12.	Amendments of the Agreement

This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Directors of the Company who are not interested persons of the Adviser or the Company cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Company, except for any such amendment as may be effected in the absence of such approval without violating the Investment Company Act of 1940.

13.	Entire Agreement

                      This Agreement constitutes the entire agreement between the parties hereto.

14.	Governing Law

                      This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York without giving effect to the conflicts of laws principles thereof.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the date first written above.

ARTIO GLOBAL EQUITY FUND INC.

By:              /s/ John Whilesmith
Name:              John Whilesmith
Title:              Secretary

By:              /s/ Alex Bogaenko
Name:              Alex Bogaenko
Title:              Treasurer

ARTIO GLOBAL MANAGEMENT LLC

By:              /s/ Anthony Williams
Name:              Anthony Williams
Title:              Chief Operating Officer

By:              /s/ Francis Harte
Name:              Francis Harte
Title:              Chief Financial Officer